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                                                                   EXHIBIT 23.8

                       CONSENT OF KPMG PEAT MARWICK LLP

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement (Form S-4 No. 333-12207) of AccuStaff Incorporated of our report dated June 16, 1995 relating to the financial statements of Management Search, Inc. which are in the Current Report on Form 8K, dated May 5, 1996, of Career Horizons, Inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ KPMG Peat Marwick LLP
                                          -------------------------------------
                                          KPMG Peat Marwick LLP

Atlanta, Georgia

October 1, 1996